Exhibit 13.1
CERTIFICATION
PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the amended Annual Report of Hollysys Automation Technologies Ltd. (the “Company”) on Form 20-F for the year ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Changli Wang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2011 and results of operations of the Company for the year ended June 30, 2011.

/S/ Changli Wang
Name:	Changli Wang
Title:	Chief Executive Officer
Date:	December 8, 2011

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Annual Report or as a separate disclosure document.